Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

PAR Technology Corporation
New York, New York

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 16, 2020, relating to the consolidated financial statements of PAR Technology Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ BDO USA, LLP

New York, New York
June 8, 2021